UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2006

CLICK COMMERCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30881	36-4088644
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

233 North Michigan, 22nd Floor, Chicago, Illinois		60601
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (312) 482-9006

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                Entry into a Material Definitive Agreement.

On May 18, 2006, the Board of Directors of Click Commerce, Inc. (the “Company”) authorized the grant of restricted common stock to each of the Company’s non-employee directors under the Directors’ Stock Option and Stock Award Plan, subject to the Board’s approval of a definitive form of restricted stock award agreement. The number of shares to be awarded to each such director was to be determined by dividing $40,000.00 by the market price of the Company’s common stock three days after its 2006 Annual Meeting of Stockholders (May 23, 2006). Based on the average of the high and low market prices on May 23, 2006 ($19.53 per share), each outside Director was to receive 2,048 shares of common stock. On August 30, 2006, the Board of Directors of the Company approved (i) the form of restricted stock award agreement and (ii) the issuance of 2,048 shares of restricted stock to each of the Company’s non-employee directors. Each non-employee director executed a Restricted Stock Award Agreement with respect to his or her award on August 30, 2006. One third of each award will vest annually beginning on August 30, 2007. The following directors received these awards: June E. Drewry, Emmanuel A. Kampouris, Neele E. Stearns, Jr., Samuel K. Skinner, Andrew J. McKenna, William J. Devers and John F. Sandner.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLICK COMMERCE, INC.

Date: September 6, 2006

/s/ John M. Tuhey
Name: John M. Tuhey
Title: General Counsel